ASSIGNMENT AGREEMENT


     This Agreement is entered into as of January 5, 1998 by and among P.I.C. Investment Trust (the "Fund"), Rodney Square Management Corporation ("RSMC") and PFPC Inc. ("PFPC").

     WHEREAS, the Fund and RSMC entered into a Transfer Agency Agreement (the "Fund Agreement") as of January 1, 1994 and amended as of May 15, 1997, pursuant to which RSMC provides certain services to the Fund as described therein;

     WHEREAS, RSMC and PFPC have reached and agreement pursuant to which RSMC will sell its mutual fund servicing business to PFPC;

     WHEREAS, RSMC wishes to assign its right, title and interest in and under the Fund Agreement and its duties and obligations under the Fund Agreement to PFPC, and such assignment is acceptable to the Fund;

     NOT THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, and intending to be legally bound hereby, agree as follows:

     1. ASSIGNMENT. RSMC hereby assigns all of its right, title and interest in and under the Fund Agreement, and its duties and obligations under the Fund Agreement arising from the date hereof, to PFPC, PFPC hereby accepts such assignment.

     2. ACCEPTANCE BY FUND. The Fund hereby accepts and agrees to the assignment described in Section 1 hereof.

     3. FUND AGREEMENT. The Fund Agreement shall remain unchanged except as is consistent with the provisions hereof.

     4. GOVERNING LAW. This Agreement shall be governed by Delaware law, without regard to principles of conflicts of law.

     5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6. EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     7. FURTHER ACTIONS. Each party agrees to perform such further acts and execute further documents as may be necessary to effectuate the purpose hereof.


     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the day and year first above written.


P.I.C. INVESTMENT TRUST RODNEY SQUARE MANAGEMENT CORPORATION

By: _______________________                  By: ___________________________

Title: ____________________                  Title: ________________________


PFPC INC.

By: _______________________

Title: ____________________



                             P.I.C INVESTMENT TRUST
                            TRANSFER AGENCY AGREEMENT

     THIS TRANSFER AGENCY AGREEMENT is made as of the 1st day of January, 1994, between P.I.C Investment Trust, a Delaware business trust (the "Trust"), having is principal place of business in Pasadena, California, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("RSMC"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Trust is registered under the Investment Company Act 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct, series of shares of beneficial interest, par value $.01 per share, ("Series") each corresponding to a distinct portfolio;

     WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

     WHEREAS, the Trust desires to avail itself of the services of RSMC to serve as the Trust's transfer agent and;

     WHEREAS, RSMC is willing to furnish such services to the Trust with respect to each of the Series listed in Schedule A to this Agreement ("Portfolio" or Portfolios") on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and RSMC agree as follows:

1. APPOINTMENTS. The Trust hereby appoints RSMC as transfer agent, registrar and dividend disbursing agent for the shares of beneficial interest ( the "Shares") of the Trust and as servicing agent in connection with the disbursements of dividends and distributions and as shareholders' servicing agent for the Trust, each such appointment to take effect at the close of business on December 31, 1993, and RSMC shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth and in accordance with the principles of principal and agent enunciated by the common law.

2. DOCUMENTS. The Trust has furnished RSMC with copies of the Trust's Declaration of Trust, Bylaws, Advisory Agreement, Custodian Agreement, Administration Agreement, Distribution Agreement, Accounting Services Agreement, most recent Registration Statement on Form N-1A, current Prospectus and Statement of Additional Information ( the "SAI"), all forms relating to any plan, program or service offered by the Trust and a certified copy of the resolution of its Board of Trustees (the "Trustees") approving RSMC's appointment hereunder and identify and containing the signatures of the Trust's officers authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Portfolio(s) and to execute certificates representing Shares. Subject to the provisions of Section 21 hereof, the Trust shall furnish promptly to RSMC a copy of any amendment or supplement to the above-listed documents. The Trust shall furnish to RSMC any additional documents necessary for it to perform its functions hereunder.

3.   DEFINITIONS.

     (a) AUTHORIZED PERSON. As used in this Agreement, the term "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Portfolio(s) and certified by the Secretary of the Trust or any amendment thereto as may be received by RSMC from time to time.

     (b)  ORAL  INSTRUCTIONS.   As  used  in  this  Agreement,  the  term  "Oral
     Instructions" means oral instructions actually received by RSMC form an Authorized Person or from a person reasonably believed by RSMC to be an Authorized Person. The Trust agrees to deliver to RSMC, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

     (c) WRITTEN INSTRUCTIONS. As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, telegram, cable, telex or facsimile, signed by an Authorized Person and received by RSMC.

4.   INSTRUCTIONS CONSISTENT WITH DECLARATION OF TRUST, ETC.

     (a) UNLESS OTHERWISE PROVIDED IN THIS AGREEMENT, RSMC SHALL ACT ONLY UPON ORAL OR WRITTEN INSTRUCTIONS. Although RSMC may know of the provisions of the Declaration of Trust and Bylaws of the Trust, RSMC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or Bylaws or any vote, resolution or proceeding of the shareholders, or of the Trustees, or of any committee thereof.

     (b) RSMC SHALL BE ENTITLED TO RELY UPON ANY ORAL INSTRUCTIONS AND ANY WRITTEN INSTRUCTIONS ACTUALLY RECEIVED BY RSMC PURSUANT TO THIS AGREEMENT. The Trust agrees to forward to RSMC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by RSMC by the close of business of the same day that such Oral Instructions are given to RSMC. The Trust agrees that the fact that such confirming Written Instructions are not received by RSMC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions. The Trust agrees that RSMC shall incur no liability to the Trust in acting upon Oral Instructions given to RSMC hereunder concerning such transaction, provided such instructions reasonably appear to have been received from an Authorized Person.

5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. IN THE ABSECE OF CONTRARY WRITTEN INSTRUCTIONS, RSMC IS AUTHORIZED TO TAKE THE FOLLOWING ACTIONS:

     (a) ISSUANCE OF SHARES. Upon receipt of a purchase order from the Distributor, as defined in the Distribution Agreement between the Trust and First Fund Distributors, Inc., or a prospective shareholder for the purchase of Shares and sufficient information to enable RSMC to establish a shareholder account or issue Shares to an existing shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from RSMC's designated bank, RSMC shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus. RSMC shall deposit all checks received from prospective shareholders into an account on behalf of the Trust, and shall promptly transfer all Federal fund received from such check to the Custodian, as defined in the Custodian Agreement between the Trust and PNC Bank. (References herein to "Custodian" shall also be construed to refer to a "Sub-Custodian" if such appointment has been made). If so directed by the Distributor, the confirmation supplied to the shareholder to mark such issuance will be accompanied by a Prospectus.

     (b) TRANSFER OF SHARES; Uncertified Securities. Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide RSMC with instructions for the transfer of such Shares which include a signature guaranteed by a commercial bank, trust company member firm of a national securities exchange and such other appropriate documentation to permit a transfer, then RSMC shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

     (c) SHARES CERTIFICATES. If at any time the Portfolio issued share certificates, the following provisions will apply:

          (1) The Trust will supply RSMC with a sufficient supply of shares certificates representing Shares, in the form approved form time to time by the Trustees of the Trust, and, from time to time, shall replenish such supply upon request of RSMC. Such share certificate shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust, and notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until RSMC is otherwise directed by Written Instructions.

          (2) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond on indemnity issued by a surety company approved by RSMC.

          (3) Upon receipt of signed share certificates, which shall be in proper form for transfer, an upon cancellation or destruction thereof, RSMC shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulation of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

          (4) Upon receipt of the shares certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such share certificates for safekeeping, RSMC shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

          (5) Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of shares in its account, RSMC will issue such share certificates and deliver them to the shareholder.

     (d) REDEMPTIONS OF SHARES. Upon receipt of a redemption order from the Distributor or a shareholder, RSMC shall redeem the number of Shares indicated thereon form the redeeming shareholder's account and receive from the Trust's Custodian and disburse pursuant to the instructions of a redeeming shareholder or his or her agent or the redemption proceeds therefore, or arrange for direct payment of redemption proceeds by the Custodian to the redeeming shareholder or as instructed by the shareholder or his or her agent, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian.

6. AUTHORIZED ISSUED AND OUTSTANDING SHARES. The Trust agrees to notify RSMC promptly of any change on the number of authorized Shares and of any changes in the manner of Shares registered under the Securities Act of 1933, as amended or termination of the Trust's declaration under Rule 24f-2 of the 1940 Act. The Trust has advised RSMC, as of the date hereof, of the number of Shares (i) held in any redemption or repurchase account, and (ii) registered under the Securities Act of 1933, as amended, which are unsold. In the event that the Trust shall declare a stock dividend or a stock split, the Trust shall deliver to RSMC a certificate, upon which RSMC shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate corporate action has been taken, and
     (iii) that any amendment to the Declaration of Trust of the Trust which may be required has been filed and is effective. Such certificate shall be accompanied by an opinion of counsel to the Trust relating to the legal adequacy and effect of the transaction.

7. DIVIDENDS AND DISTRIBUTIONS. The Trust shall furnish RSMC with appropriate evidence of action by the Trust's Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, RSMC shall in accordance with the instructions in proper form from a shareholder and the provisions of the Trust's Declaration of the Trust and Prospectus, issue and credit the account of the shareholder with Shares, or, of the shareholder so elects, pay such dividends or distributions in cash to the shareholder in the manner described in the Prospectus. In lieu of receiving from the Trust's Custodian and paying to shareholders cash dividends or distributions, RSMC may arrange for the direct payment cash dividends and distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian.

     RSMC shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the trust, RSMC shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all required by applicable Federal tax and regulation.

     In accordance with the Prospectus, resolutions of the Trust's Trustees that are not inconsistent with this Agreement and are provided to RSMC from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Trust, RSMC and the Trust's Custodian, RSMC shall arrange for issuance of Shares obtained through transfer of funds from shareholders' accounts at financial institutions.

8.   COMMUNICATIONS WITH SHAREHOLDERS.

     (a) COMMUNICATIONS TO SHAREHOLDER. RSMC will address and mail all communications by the Trust to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly statements, dividend and distribution notices and proxy materials for its meeting of shareholders. RSMC will receive and tabulate the proxy cards for shareholder meetings.

     (b) CORRESPONDENCE. RSMC will answer such correspondence from shareholder, securities brokers and others relating to its duties hereunder and such other correspondence as may form time to time be mutually agreed upon between RSMC and the Trust.

9. SERVICES TO BE PERFORMED. RSMC shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Trust's Shares as set forth in Schedule B. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between RSMC and the Trust and may be expressed in written schedules which shall constitute attachments to this Agreement.

10.  RECORD KEEPING AND OTHER INFORMATION.

     (a) RSMC shall maintain records of the accounts for each Shareholder showing the items listed in Schedule C.

     (b) RSMC shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder and any applicable regulations of the Federal Deposit Insurance Corporation ("FDIC") or any successor regulatory authority, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by RSMC for the periods and in the places required by Rule 31a-2 under the 1940 Act and any applicable regulations of the FDIC or any successor regulatory authority.

11. AUDIT, INSPECTION AND VISITATION. RSMC shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, RSMC shall make available during regular business hours its facilities and premises employees in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

12. COMPENSATION. Compensation for services and duties performed pursuant to this Agreement is provided in Schedule D hereto. Certain other fees due and expenses incurred pursuant to this Agreement are payable by the Trust or the shareholder on whose behalf the service is performed and are also listed in Schedule D.

     The Trust shall reimburse RSMC for all reasonable out-of-pocket expenses incurred by RSMC or its agents in the performance of its obligation hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

     The term "out-of-pocket expenses" shall mean the following expenses incurred by RSMC in the performance of its obligations hereunder: the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of fist-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If RSMC shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefore in an amount agreed upon by the principal financial officer of the Trust and RSMC, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

13. USE OF RSMS'S NAME. The Trust shall not use the name of RSMC in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto, provided, however, the RSMC shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by SEC or state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.

14. USE OF TRUST'S NAME. RSMC shall not use the name of the Trust or the Portfolio of the Trust or material relating to the Trust or the Portfolio on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of RSMC hereunder or which are required by the FDIC, the SEC or state securities commission, and provided, further, that in no event shall such approval be unreasonably withheld.

15. SECURITY. RSMC represents and warrants that, to the best of its knowledge, the various procedures and systems which RSMC has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records and other data and RSMC's records data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

16. INSURANCE. RSMC shall notify the Trust should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reasons therefore. RSMC shall notify the Trust of any material claims against it, whether or not they may be covered by insurance and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by RSMC under its insurance coverage.

17. ASSIGNMENT OF DUTIES TO OTHER. Neither this Agreement nor any rights or obligations hereunder may be assigned by RSMC without the written consent of the Trust. RSMC, however, at anytime or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934 to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as RSMC may from time to time direct; provided, however, that the appointment or any agent shall not relieve RSMC of any of its responsibilities or liabilities hereunder.

18.  INDEMNIFICATION.

     (a) The Trust agrees to indemnify and hold harmless RSMC, its directors, officer, employees, agents and representatives from all taxes, charges, expenses, assessment, claims and liabilities including without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state and foreign laws, and amendments thereto (the "Applicable Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither RSMC nor any of it nominees shall be indemnified against any liability (or any expenses incident to such liability) arising out of RSMC's pr its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) RSMC agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising form RSMC's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Applicable Law) and expenses, including (without limitation) reasonable attorney's fees and disbursements arising directly or indirectly out of RSMC's or its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, gross negligence or reckless disregard of it duties and obligations under this Agreement.

     (c) In order that the indemnify provisions contained in the Section 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make ant compromise in case in which the other party may be required to indemnify it except with the other party's prior written consent.

19. RESPONSIBILITY OF RSMC. RSMC shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by RSMC in writing. RSMC shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. RSMC shall be liable for any damages arising out of or in connection with RSMC's performance of a omission or failure to perform its duties under this Agreement to the extent such damages arise out of RSMC's negligence, reckless disregard of its duties, bad faith or willful misfeasance.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, RSMC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which RSMC reasonably believes to be genuine; or (ii) subject to the provisions of Section 20, delays or errors or loss of data occurring by reason of circumstances beyond RSMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, act of God, insurrection, war riots or failure of mails, transportation, communication or power supply.

20. ACT OF GOD, ETC. RSMC shall not be liable for delays or errors occurring by reason of circumstance beyond its control, including but no limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, act of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, RSMC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. RSMC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

21. AMENDMENTS. RSMC and the Trust shall regularly consult with each other regarding RSMC's performance of its obligations and its compensation hereunder. In connection therewith, the Trust shall submit to RSMC at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statements (including exhibits) under the Securities Act of 1933, as amended, and the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service, offered by the Trust. Any changes in such material which would require any changes in RSMC's obligations hereunder shall be subject to RSMC's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to RSMC of performing its obligations hereunder, RSMC shall be entitled to receive reasonable compensation therefore.

22. DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged pr terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     This Agreement shall become effective at the close of business on December 31, 1993, and shall continue in effect for one year from the effective date, and thereafter as the parties may mutually agree; provided, however, that this Agreement may be terminated at any time by six months' written notice given by RSMC to the Trust or six month's written notice given by the Trust to RSMC; and provide further that this Agreement may be terminated immediately at any time for cause either by the Trust or by RSMC in the event that such cause remains unremedied for a period of time not to exceed ninety day after receipt of written specification of such cause. Any such termination shall not affect the right and obligations of the parties under Section 18 hereof.

     Upon the termination hereof, the Trust shall reimburse RSMC for any out-of-pocket expenses reasonably incurred by RSMC during the period prior to the date of such termination. In the event that the Trust designates a successor to any RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address, and, if provided, tax identification or Social Security), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by RSMC hereunder. RSMC shall be liable for any losses sustained by the Trust as a result of RSMC's failure to accurately and promptly provide these materials.

23. REGISTRATION AS A TRANSFER AGENT. RSMC represent that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. RSMC agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should RSMC fail to be registered with the FDIC, or any successor regulatory authority as a transfer agent at any time during this Agreement, the Trust may, on written notice to RSMC, immediately terminate this Agreement.

24. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

25. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

26. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore, or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

27. SHAREHOLDER LIABILITY. RSMC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assume by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. RSMC agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, nor from the Trustees or any individual Trustee of the Trust.

28. MISCELLANEOUS. Both parties agree to perform such further acts and execute such further documents as are necessary to effectuate the purpose hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



                                        P.I.C. INVESTMENT TRUST


                                        By:/s/Eric Banzahl
                                           ---------------
                                           Eric Banzahl, Assistant Treasurer




                                        RODNEY SQUARE MANAGEMENT CORPORATION


                                        By:/s/Martin L. Klopping
                                           ------------------
                                           Martin L. Klopping, President



                            TRANSFER AGENCY AGREEMENT

                               AMENDED SCHEDULE A

                              PIC INVESTMENT TRUST


                                Portfolio Listing







                                PIC Balanced Fund
                                 PIC Growth Fund
                          PIC Small Company Growth Fund
                            PIC Small Cap Growth Fund
                                PIC Mid Cap Fund
                              PIC Twenty Portfolio



Date: April 1, 2002